SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                    FORM S-8
                             REGISTRATION STATEMENT
                                     Under
                           The Securities Act of 1933
                               __________________

                      CENTRAL ILLINOIS FINANCIAL CO., INC.
            (Exact name of Registrant, a  small business issuer,
                         as specified in its charter)

         DELAWARE                                              37-1338484
(State or other jurisdiction of                             (I.R.S. Employer
incorporation or organization)                             Identification No.)
                               __________________

                           100 WEST UNIVERSITY AVENUE
                          CHAMPAIGN, ILLINOIS 61820
          (Address of principal executive offices, including zip code)
                               __________________

                      CENTRAL ILLINOIS FINANCIAL CO., INC.
                          1996 STOCK INCENTIVE PLAN
                            (Full title of the plan)
                               __________________

                               GREGORY B. LYKINS
              CHAIRMAN OF THE BOARD AND CHIEF EXECUTIVE OFFICER
                     CENTRAL ILLINOIS FINANCIAL CO., INC.
                          100 WEST UNIVERSITY AVENUE
                          CHAMPAIGN, ILLINOIS  61820
                    (Name and address of agent for service)

                                 (217) 351-6500
         (Telephone number, including area code, of agent for service)

                                With copies to:

                            DOUGLAS J. TUCKER, ESQ.
                BARACK FERRAZZANO KIRSCHBAUM PERLMAN & NAGELBERG
                       333 WEST WACKER DRIVE, SUITE 2700
                            CHICAGO, ILLINOIS  60606
                                 (312) 984-3100

                                      CALCULATION OF REGISTRATION FEE
                                            Proposed Maximum     Proposed Maximum
Title of Securities      Amount to be        Offering Price          Aggregate            Amount of
to be Registered      Registered<F1><F2>      per Share<F2>       Offering Price      Registration Fee

Common Stock,
$.01 Par Value              235,000              $15.875            $3,730,625             $1,131

Preferred Stock
Purchase Rights             235,000                N/A                  N/A                  N/A

<F1>    Pursuant to Rule 416(a) under the Securities Act of 1933, this
Registration Statement also registers such indeterminate number of additional shares as may be issuable under the Plan in connection with share splits, share dividends or similar transactions.

<F2>    Estimated pursuant to Rule 457(h) under the Securities Act of 1933 solely for the purpose of calculating the registration fee and based, in accordance with Rule 457(c), upon the average of the bid and asked price of the shares of the Registrant's Common Stock on May 22, 1997.

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                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

         The document(s) containing the information specified in Part I of Form S-8 will be sent or given to participants in the Central Illinois Financial Co., Inc. 1996 Stock Incentive Plan (the "Plan") as specified by Rule 428(b)(1) promulgated by the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act").

         Such document(s) are not being filed with the Commission, but constitute (along with the documents incorporated by reference into the Registration Statement pursuant to Item 3 of Part II hereof) a prospectus that meets the requirements of Section 10(a) of the Securities Act (the
 Prospectus ).
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                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE.

         The following documents previously or concurrently filed by Central Illinois Financial Co., Inc. (the "Company" or the Registrant ) with the Commission are hereby incorporated by reference into this Registration
Statement:

         (a) The Company's Annual Report on Form 10-K for the year ended December 31, 1996 (File No. 33-90342), filed with the Commission on March 27, 1997.

         (b) All other reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the Exchange Act ) since the end of the fiscal year covered by the Form 10-K referred to in (a) above.

         (c) The information under the headings THE MERGER Description of New CIFCO Capital Stock, THE MERGER The New CIFCO Rights Agreement, THE
MERGER   Restrictions on Business Transactions With Interested Parties  and
 COMPARISON OF STOCKHOLDER RIGHTS   Transition Provisions in New CIFCO
Certificate and Bylaws in the Registrant s Registration Statement on Form S-4 as declared effective by the Securities and Exchange Commission on May 9, 1995 (File No. 33-90342).

         All documents subsequently filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed incorporated by reference into this Registration Statement and to be a part thereof from the date of the filing of such documents. Any statement contained in the documents incorporated, or deemed to be incorporated, by reference herein or therein shall be deemed to be modified or superseded for purposes of this Registration Statement and the Prospectus which is a part hereof to the extent that a statement contained herein or therein or in any other subsequently filed document which also is, or is deemed to be, incorporated by reference herein or therein, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement and the Prospectus.

ITEM 4.  DESCRIPTION OF SECURITIES.

         Not Applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

         Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Section 145 of the Delaware General Corporation Law (the  DGCL ),
Article XII of the Company s Amended and Restated Certificate of Incorporation (the Certificate ) and Article 6 of the Company s Bylaws provide for indemnification of the Company s directors and officers in a variety of circumstances, which may include liabilities under the Securities Act. The general effect of the provisions in the Certificate and Bylaws and under the DGCL is to provide that the Company shall indemnify its directors and officers against all liabilities and expenses reasonably incurred in connection with the defense or settlement of any judicial or administrative proceedings in which they become involved by reason of their status as corporate directors or officers, if, with respect to the actions in question, they acted in good faith and in the reasonable belief that their conduct was neither unlawful (in the case of criminal proceedings) nor inconsistent with the best interests of the Company. With respect to legal proceedings by or in the right of the Company in which a director or officer is held liable for improper performance of his duty to the Company, indemnification is limited by such provisions to that amount which is
Page 2
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 permitted by the court.  In addition, the Company has arranged for insurance as permitted by Delaware law on behalf of its directors, officers, employees and agents which, in addition to other types of claims, may cover liabilities under the Securities Act.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

         Not Applicable.

ITEM 8.  EXHIBITS.

         See the Exhibit Index following the signature page in this Registration Statement, which Exhibit Index is incorporated herein by reference.

ITEM 9.  UNDERTAKINGS.

         (a)  The undersigned Registrant hereby undertakes:

              (1) To file, during any period in which offers or sales are being made, a post-effective amendment to the Registration Statement to include: (i) any prospectus required by Section 10(a)(3) of the Securities Act; (ii) in the Prospectus any facts or events arising after the effective date of the Registration Statement which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and (iii) any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement, provided however, that provisions (i) and (ii) of this undertaking are inapplicable if the information to be filed thereunder is contained in periodic reports filed by the Company pursuant to Sections 13 or 15(d) of the Exchange Act and incorporated by reference into the Registration Statement.

              (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

              (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described previously, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.
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                                   SIGNATURES

THE REGISTRANT. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Champaign, State of Illinois, on May 20, 1997.

                                       CENTRAL ILLINOIS FINANCIAL CO., INC.


                                       By:  /S/ GREGORY B. LYKINS
                                            Gregory B. Lykins, Chairman of
                                            the Board and Chief Executive
                                            Officer

                                       By:  /S/ DAVID B. WHITE
                                            David B. White, Executive Vice
                                            President, Principal Financial
                                            and Accounting Officer



                               POWER OF ATTORNEY

         Know all men by these presents, that each person whose signature appears below constitutes and appoints Gregory B. Lykins his true and lawful attorney-in-fact and agent, with full power of substitution and re-substitution, for the undersigned and in the undersigned's name, place and stead, in any and all capacities to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or the undersigned's substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by each of the following persons in the capacities indicated on May 20, 1997.

SIGNATURE                         TITLE

/S/ GREGORY B. LYKINS             Chairman of the Board, Chief
Gregory B. Lykins                 Executive Officer, Director
                                  (Principal Executive Officer)

/S/ VAN A. DUKEMAN                President, Chief Operating Officer,
Van A. Dukeman                    and Director

/S/ DAVID J. DOWNEY               Director
David J. Downey

/S/ AUGUST C. MEYER, JR.          Director
August C. Meyer, Jr.

/S/ GEORGE T. SHAPLAND            Director
George T. Shapland

/S/ ROBERT J. COCHRAN             Director
Robert J. Cochran

/S/ DEANE R. STEWART              Director
Deane R. Stewart

/S/ ROY V. VAN BUSKIRK            Director
Roy V. Van Buskirk

/S/ GENE A. SALMON                Director
Gene A. Salmon

/S/ JAMES A. SULLIVAN             Director
James A. Sullivan

/S/ DAVID B. WHITE                Executive Vice President, Chief
David B. White                    Financial and Accounting Officer

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                      CENTRAL ILLINOIS FINANCIAL CO., INC.

                                 EXHIBIT INDEX
                                       TO
                        FORM S-8 REGISTRATION STATEMENT

EXHIBIT                                                                   FILED
NUMBER    DESCRIPTION                                                   HEREWITH

  4.1     Amended and Restated Certificate of Incorporation of
          Central Illinois Financial Co., Inc. (incorporated herein by reference to Exhibit 3.2 to Registrant s
          Registration Statement on Form S-4 (SEC File No. 33-90342) as declared effective on May 9, 1995)

  4.2 Bylaws of Central Illinois Financial Co., Inc. (incorporated herein by reference to Exhibit 3.4 to Registrant s Registration Statement on Form S-4 (SEC File No. 33-90342) as declared effective on May 9, 1995)

  4.3     Rights Agreement, dated as of April 28, 1995, between
          New Central Illinois Financial Co., Inc. and BankIllinois (incorporated herein by reference to Exhibit 4.4 to Registrant s Registration Statement on Form S-4 (SEC File No. 33-90342) as declared effective on May 9, 1995)

  5.1     Opinion of Barack Ferrazzano Kirschbaum Perlman & Nagelberg    x

 23.1     Consent of McGladrey & Pullen LLP                              x

 23.2     Consent of KPMG Peat Marwick LLP                               x

 23.3     Consent of Geo. S. Olive & Co. LLC                             x

 24.1 Power of Attorney (set forth on signature page to this Registration Statement)

 99.1     Central Illinois Financial Co., Inc.                           x
          1996 Stock Incentive Plan